Exhibit 99.1

Kaltura Announces Financial Results for Second Quarter 2024

NEW YORK, August 8, 2024 -- Kaltura, Inc. (“Kaltura” or the “Company”), the video experience cloud, today announced financial results for the second quarter ended June 30, 2024, as well as outlook for the third quarter and full year 2024.

“We delivered record annualized recurring revenue ("ARR") in the second quarter, making it our seventh consecutive quarter of year-over-year revenue growth, while also posting a sequential and year-over-year increase in new bookings and sustaining the improved gross retention rate we saw in the first quarter. It was also our fourth consecutive quarter of Adjusted EBITDA profitability, and its highest result since the third quarter of 2020. Accordingly, we are incrementally raising our revenue and adjusted EBITDA guidance for the full year and are reaffirming our plans to achieve positive cash flow from operations in 2024,” said Ron Yekutiel, Kaltura Co-founder, Chairman, President and CEO.

Mr. Yekutiel continued “Looking to the second half of 2024 and beyond, we continue to believe there are strong tailwinds ahead of us, as we are seeing companies re-accelerate their investments in digital transformation and online experiences. Fueling these initiatives are factors such as an increasingly hybrid workplace, growth in Gen-Z & millennial video-savvy employees, cost savings by consolidating multiple enterprise video use-cases around a single video platform, and the advent of Gen-AI, which we expect will bring about more creation and consumption of videos and increased ROI. We believe these trends will continue to grow our new bookings, accelerate our revenue growth, and increase our profits.”

Second Quarter 2024 Financial Highlights:

•    Revenue for the second quarter of 2024 was $44.0 million, compared to $43.9 million for the second quarter of 2023.

•    Subscription revenue for the second quarter of 2024 was $41.0 million, an increase of 1% compared to $40.7 million for the second quarter of 2023.

•    Annualized Recurring Revenue (ARR) for the second quarter of 2024 was $165.2 million, an increase of 1% compared to $163.4 million for the second quarter of 2023.

•    GAAP Gross profit for the second quarter of 2024 was $28.7 million, representing a gross margin of 65% compared to a GAAP gross profit of $28.6 million and gross margin of 65% for the second quarter of 2023.

•    Non-GAAP Gross profit for the second quarter of 2024 was $29.0 million, representing a non-GAAP gross margin of 66%, compared to a non-GAAP gross profit of $29.0 million and non-GAAP gross margin of 66% for the second quarter of 2023.

•    GAAP Operating loss was $8.6 million for the second quarter of 2024, compared to an operating loss of $9.6 million for the second quarter of 2023.

•    Non-GAAP Operating profit was $0.5 million for the second quarter of 2024, compared to a non-GAAP operating loss of $2.0 million for the second quarter of 2023.

•    GAAP Net loss was $10.0 million or $0.07 per diluted share for the second quarter of 2024, compared to a GAAP net loss of $10.8 million, or $0.08 per diluted share, for the second quarter of 2023.

•    Non-GAAP Net loss was $1.0 million or $0.01 per diluted share for the second quarter of 2024, compared to a non-GAAP net loss of $3.2 million, or $0.02 per diluted share, for the second quarter of 2023.

•    Adjusted EBITDA was $1.6 million for the second quarter of 2024, compared to negative adjusted EBITDA of $1.0 million for the second quarter of 2023.

•    Net Cash Used in Operating Activities was $1.6 million for the second quarter of 2024, compared to $4.1 million for the second quarter of 2023.

Second Quarter 2024 Business Highlights:

•Closed 23 six-digit deals (banking, government, pharma, tech, education, and media & telecom companies).
•Highest new bookings since the fourth quarter of 2022.
•Same gross retention rate as the first quarter, representing an improvement over each of the quarters in 2023.
•Launched a number of AI product enhancements, including an AI-based Automatic Speech Recognition service, an AI-based email notification engine, a real-time AI-based sentiment analysis within user chats, an AI-based quiz generator, and AI-based noise cancellation for improved audio.
•Won multiple industry awards: the 2024 Innovation in Business MarTech Awards for best Virtual Event Platform, the 2024 Event Technology Awards for best Virtual and Hybrid Event Platform, and four 2024 Eventex awards for best Event Technology, best Audience Engagement Technology, best Data Collection/Event Analytics Technology, and best Virtual Event Platform.
•Hosted “Kaltura Connect on the Road 2024” - a series of three exclusive events around the world, with hundreds of attendees, focusing on how AI-infused video experiences can boost business results.

Financial Outlook:

For the third quarter of 2024, Kaltura currently expects:

•    Subscription Revenue to grow (decline) by (1)%-1% year-over-year to between $40.5 million and $41.2 million.
•    Total Revenue to be flat to down 2% year-over-year to between $42.6 million and $43.3 million.
•    Adjusted EBITDA to be in the range of negative $0.3 million to $0.7 million.

For the full year ending December 31, 2024, Kaltura currently expects:

•    Subscription Revenue to be flat to up 2% year-over-year to between $163.2 million and $165.2 million.
•    Total Revenue to be flat to up 1% year-over-year to between $174.7 million and $176.7 million.
•    Adjusted EBITDA to be in the range of $2.0 million to $3.0 million.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements. Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses. These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Conference Call

Kaltura will host a conference call today on August 8, 2024 to review its second quarter 2024 financial results and to discuss its financial outlook.

Time:	8:00 a.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events

A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power any video experience for any organization. Our Video Experience Cloud offers live, real-time, and on-demand video products for enterprises of all industries, as well as specialized industry solutions, currently for educational institutions and for media and telecom companies. Underlying our products and solutions is a broad set of Media Services that are also used by other cloud platforms and companies to power video experiences and workflows for their own products. Kaltura’s Video Experience Cloud is used by leading brands reaching millions of users, at home, at school and at work, for communication, collaboration, training, marketing, sales, customer care, teaching, learning, virtual events, and entertainment experiences.

Investor Contacts:
Kaltura
John Doherty
Chief Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Lisa Bennett
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance; our business strategy, plans and objectives for future operations;
and general economic, business and industry conditions, including expectations with respect to trends in corporate spending

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; risks associated with our use of certain artificial intelligence and machine learning models; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; our ability to meet our contractual commitments; our reliance on third parties; our ability to retain our key personnel; risks related to our international operations; risks related to our revenue mix and customer base; risks related to potential acquisitions; our ability to generate or raise additional capital; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating loss, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net loss, non-GAAP net loss per share and Adjusted EBITDA. Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) facility exit and transition costs; (4) restructuring charges; and (5) war-related costs. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses. Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses, facility exit and transition costs, restructuring charges and other non-recurring operating expenses. We believe these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Kaltura’s financial condition and results of operations. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP. Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry. By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace, our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 60% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder thereafter, in each case, in accordance with our revenue recognition policy; however, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands)

	As of
	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$34,268	$36,684
Marketable securities	34,035	32,692
Trade receivables	22,116	23,312
Prepaid expenses and other current assets	7,522	8,410
Deferred contract acquisition and fulfillment costs, current	10,384	10,636

Total current assets	108,325	111,734

LONG-TERM ASSETS:
Marketable securities	2,953	5,844
Property and equipment, net	18,068	20,113
Other assets, noncurrent	2,843	3,100
Deferred contract acquisition and fulfillment costs, noncurrent	14,526	17,314
Operating lease right-of-use assets	13,067	13,872
Intangible assets, net	452	689
Goodwill	11,070	11,070

Total noncurrent assets	62,979	72,002

TOTAL ASSETS	$171,304	$183,736

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	$2,280	$1,612
Trade payables	7,052	3,629
Employees and payroll accruals	11,748	12,651
Accrued expenses and other current liabilities	19,552	17,279
Operating lease liabilities	2,402	2,374
Deferred revenue, current	55,458	62,364

Total current liabilities	98,492	99,909

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	80	369
Long-term loans, net of current portion	31,110	33,047
Operating lease liabilities, noncurrent	16,081	17,796
Other liabilities, noncurrent	2,064	2,295

Total noncurrent liabilities	49,335	53,507

TOTAL LIABILITIES	$147,827	$153,416
STOCKHOLDERS' EQUITY:
Common stock	15	14
Treasury stock	(4,966)	(4,881)
Additional paid-in capital	487,406	471,635
Accumulated other comprehensive loss	(383)	1,047
Accumulated deficit	(458,595)	(437,495)

Total stockholders' equity	23,477	30,320

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$171,304	$183,736

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)

Revenue:
Subscription	$41,014	$40,724	$82,184	$81,116
Professional services	3,018	3,156	6,629	6,037

Total revenue	44,032	43,880	88,813	87,153

Cost of revenue:
Subscription	10,861	10,935	22,262	22,103
Professional services	4,495	4,343	9,267	9,162

Total cost of revenue	15,356	15,278	31,529	31,265

Gross profit	28,676	28,602	57,284	55,888

Operating expenses:

Research and development	12,029	12,975	24,034	27,105
Sales and marketing	11,780	12,734	23,592	24,805
General and administrative	13,417	12,431	25,498	24,531
Restructuring	—	23	—	968

Total operating expenses	37,226	38,163	73,124	77,409

Operating loss	8,550	9,561	15,840	21,521

Financial expense (income), net	(1,010)	(1,166)	488	(2,951)

Loss before provision for income taxes	7,540	8,395	16,328	18,570

Provision for income taxes	2,464	2,383	4,772	5,003

Net loss	10,004	10,778	21,100	23,573

Net loss per share attributable to common stockholders, basic and diluted	$0.07	$0.08	$0.14	$0.17

Weighted average number of shares used in computing basic and diluted net loss per share attributable to common stockholders	147,607,504	136,782,051	145,939,847	135,939,680

Stock-based compensation included in above line items:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)

Cost of revenue	$263	$266	$547	$535
Research and development	1,158	1,131	2,329	2,272
Sales and marketing	729	798	1,499	1,571
General and administrative	6,752	5,227	11,054	10,205

Total	$8,902	$7,422	$15,429	$14,583

Revenue by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$30,965	$31,158	$63,405	$62,488
Media and Telecom	13,067	12,722	25,408	24,665

Total	$44,032	$43,880	$88,813	$87,153

Gross Profit by Segment (U.S. dollars in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Unaudited)

Enterprise, Education and Technology	$22,932	$23,073	$46,488	$45,862
Media and Telecom	5,744	5,529	10,796	10,026

Total	$28,676	$28,602	$57,284	$55,888

Consolidated Statement of Cash Flows (U.S. dollars in thousands)

	Six Months Ended June 30,
	2024	2023
	(Unaudited)
Cash flows from operating activities:
Net loss	$(21,100)	$(23,573)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,585	2,155
Stock-based compensation expenses	15,429	14,583
Amortization of deferred contract acquisition and fulfillment costs	5,731	5,872
Non-cash interest income, net	(593)	(405)
Losses (Gain) on foreign exchange	132	(485)
Changes in operating assets and liabilities:
Decrease (Increase) in trade receivables	1,196	(978)
Increase in prepaid expenses and other current assets and other assets, noncurrent	(34)	(6)
Increase in deferred contract acquisition and fulfillment costs	(2,497)	(3,279)
Increase in trade payables	3,447	1,084
Increase (decrease) in accrued expenses and other current liabilities	1,967	(349)
Decrease in employees and payroll accruals	(903)	(2,409)
Increase (Decrease) in other liabilities, noncurrent	(33)	415
Decrease in deferred revenue	(7,195)	(3,235)
Operating lease right-of-use assets and lease liabilities, net	(883)	(954)

Net cash used in operating activities	(2,751)	(11,564)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	(19,392)	(14,645)
Proceeds from maturities of available-for-sale marketable securities	21,482	26,191
Purchases of property and equipment	(327)	(1,591)
Capitalized internal-use software	—	(1,242)
Investment in restricted bank deposit	—	(1,001)

Net cash provided by investing activities	1,763	7,712

Cash flows from financing activities:

Repayment of long-term loans	(1,313)	(3,000)
Proceeds from exercise of stock options	177	815
Payment of debt issuance costs	(10)	—
Repurchase of common stock	(85)	—
Payments on account of repurchase of common stock	(65)	—

Net cash used in financing activities	(1,296)	(2,185)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(132)	485

Net decrease in cash, cash equivalents and restricted cash	(2,416)	(5,552)
Cash, cash equivalents and restricted cash at the beginning of the period	36,784	45,833
Cash, cash equivalents and restricted cash at the end of the period	$34,368	$40,281

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Reconciliation of gross profit and gross margin
GAAP gross profit	$28,676	$28,602	$57,284	$55,888
Stock-based compensation expense	263	266	547	535
Amortization of acquired intangibles	106	106	213	212
Non-GAAP gross profit	$29,045	$28,974	$58,044	$56,635
GAAP gross margin	65%	65%	64%	64%
Non-GAAP gross margin	66%	66%	65%	65%
Reconciliation of operating expenses
GAAP research and development expenses	$12,029	$12,975	$24,034	$27,105
Stock-based compensation expense	1,158	1,131	2,329	2,272
Amortization of acquired intangibles	—	—	—	—
Non-GAAP research and development expenses	$10,871	$11,844	$21,705	$24,833
GAAP sales and marketing	$11,780	$12,734	$23,592	$24,805
Stock-based compensation expense	729	798	1,499	1,571
Amortization of acquired intangibles	13	42	26	103
Non-GAAP sales and marketing expenses	$11,038	$11,894	$22,067	$23,131
GAAP general and administrative expenses	$13,417	$12,431	$25,498	$24,531
Stock-based compensation expense	6,752	5,227	11,054	10,205
Amortization of acquired intangibles	—	—	—	—
Facility exit and transition costs (b)	—	—	—	154
War related costs(d)	1	—	22	—
Non-GAAP general and administrative expenses	$6,664	$7,204	$14,422	$14,172
Reconciliation of operating income (loss) and operating margin
GAAP operating loss	$(8,550)	$(9,561)	$(15,840)	$(21,521)
Stock-based compensation expense	8,902	7,422	15,429	14,583
Amortization of acquired intangibles	119	148	239	315
Restructuring (c)	—	23	—	968
Facility exit and transition costs (b)	—	—	—	154
War related costs(d)	1	—	22	—
Non-GAAP operating profit (loss)	$472	$(1,968)	$(150)	$(5,501)
GAAP operating margin	(19)%	(22)%	(18)%	(25)%
Non-GAAP operating margin	1%	(4)%	—%	(6)%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$10,004	$10,778	$21,100	$23,573
Stock-based compensation expense	8,902	7,422	15,429	14,583
Amortization of acquired intangibles	119	148	239	315
Restructuring (c)	—	23	—	968
Facility exit and transition costs (b)	—	—	—	154
War related costs(d)	1	—	22	—
Non-GAAP net loss attributable to common stockholders	$982	$3,185	$5,410	$7,553

Non-GAAP net loss per share - basic and diluted	$0.01	$0.02	$0.04	$0.06

GAAP weighted-average shares used to compute net income per share - basic and diluted	147,607,504	136,782,051	145,939,847	135,939,680

Adjusted EBITDA (U.S. dollars in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,
	2024	2023		2024	2023

Net loss	$(10,004)	$(10,778)		$(21,100)	$(23,573)
Financial expense (income), net (a)	(1,010)	(1,166)		488	(2,951)
Provision for income taxes	2,464	2,383		4,772	5,003
Depreciation and amortization	1,279	1,146		2,585	2,155
EBITDA	(7,271)	(8,415)		(13,255)	(19,366)
Non-cash stock-based compensation expense	8,902	7,422		15,429	14,583
Facility exit and transition costs (b)	—	—		—	154
Restructuring (c)	—	23		—	968
War related costs (d)	1	—		22	—
Adjusted EBITDA	$1,632	$(970)	$3	$2,196	$(3,661)

(a)The three months ended June 30, 2024 and 2023, and the six months ended June 30, 2024 and 2023, include $702, $808, $1,406 and $1,611 respectively, of interest expenses.

(b)Facility exit and transition costs for the six months ended June 30, 2023, include losses from sale of fixed assets and other costs associated with moving to our temporary office in Israel.

(c)The three and six months ended June 30, 2023, include one-time employee termination benefits incurred in connection with the 2023 Reorganization Plan.

(d)The three and six months ended June 30, 2024 includes costs related to conflicts in Israel, attributable to temporary relocation of key employees from Israel for business continuity purposes, purchase of emergency equipment for key employees for business continuity purposes, and charitable donation to communities directly impacted by the war.

Reported KPIs

	As of June 30,
	2024	2023
	(U.S. dollars, amounts in thousands)
Annualized Recurring Revenue	$165,167	$163,405
Remaining Performance Obligations	$177,751	$174,329

	Three Months Ended June 30,
	2024	2023
Net Dollar Retention Rate	98%	100%